Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

OptimumBank Holdings, Inc. Announces Completion of Exchange Offer for Trust Preferred Securities

Fort Lauderdale, FL, January 8, 2020 (GLOBE NEWSWIRE) — OptimumBank Holdings, Inc. (NASDAQ:OPHC) (www.OptimumBank.com) (the “Company”), the parent company of OptimumBank, today announced that it has completed the private offer to exchange (the “Exchange Offer”) a portion of its outstanding Trust Preferred Securities. The Exchange Offer was made pursuant to the Company’s confidential offering memorandum dated November 27, 2019.

The Exchange Offer expired on December 26, 2019 (the “Expiration Date”).

Pursuant to the Exchange Offer, on December 31, 2019, the Company issued 924,395 shares of its common stock, par value $0.01 per share (the “Common Stock”), for 1,881 Trust Preferred Securities, which had an outstanding balance of $2,643,769 as of the Expiration Date. The number of shares of Common Stock that were exchanged for each Trust Preferred Security was determined by dividing (i) the outstanding balance of each Trust Preferred Security as of the Expiration Date by (ii) the applicable price of the Common Stock as of the Expiration Date (the “Exchange Offer Price”). The Exchange Offer Price was equal to $2.86 per share, which represented the closing market price of the Common Stock on the Expiration Date.

The Company intends to cancel the Trust Preferred Securities acquired in the Exchange Offer. Following the Exchange Offer, there were 2,425 outstanding Trust Preferred Securities that had not been acquired by the Company. These 2,425 Trust Preferred Securities had an outstanding balance of approximately of $3,408,000 at December 31, 2019.

The shares of the Company’s Common Stock are not deposits or savings accounts, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and are not obligations of, or guaranteed by, a bank.

The shares of Common Stock issued in the Exchange Offer were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. The shares of Common Stock may not be offered or resold in the United States or to or for the account or benefit of any person except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

About OptimumBank Holdings, Inc.

OptimumBank Holdings, Inc. was founded in 2000 and is based in Fort Lauderdale, Florida and operates through three banking offices located in Broward County, Florida. OptimumBank Holdings, Inc. operates as the bank holding company for OptimumBank (the “Bank”) which provides a wide range of consumer and commercial banking services to individuals and businesses. The Bank accepts demand interest-bearing and noninterest-bearing, savings, money market, NOW, and time deposit accounts, as well as certificates of deposit The Bank offers residential and commercial real estate, commercial, and consumer loans, as well as lending lines for working capital needs. It also provides debit and ATM cards; investment, cash management, and notary and night depository services; and direct deposits, money orders, cashier’s checks, domestic collections, drive-in tellers, and banking by mail, as well as Internet banking services.

Safe Harbor Statement

This press release contains forward-looking statements that can be identified by terminology such as “believes,” “expects,” “potential,” “plans,” “suggests,” “may,” “should,” “could,” “intends,” or similar expressions. Many forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results or implied by such statements. These factors include, but are not limited to, our limited operating history, managing our expected growth, risks associated with integration of acquired websites, possible inadvertent infringement of third party intellectual property rights, our ability to effectively compete, our acquisition strategy, and a limited public market for our common stock, among other risks. OptimumBank Holdings, Inc.’s future results may also be impacted by other risk factors listed from time-to-time in its SEC filings. Many factors are difficult to predict accurately and are generally beyond the company’s control. Forward looking statements speak only as to the date they are made and OptimumBank Holdings, Inc. does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Investor Relations:

Investor Relations

OptimumBank Holdings. Inc.

investor@optimumbank.com

+1.954.900.2805